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                                                                    Exhibit 10.B


                                    VIAD CORP
                           1997 OMNIBUS INCENTIVE PLAN
                RESTRICTED STOCK AGREEMENT FOR OUTSIDE DIRECTORS
                          AS ADOPTED FEBRUARY 23, 2005

      Shares of Restricted Stock are hereby awarded by Viad Corp (Corporation), a Delaware corporation, effective ___________, 200__, to _________ (Director) in accordance with the following terms and conditions:

      1. SHARE AWARD. The Corporation hereby awards the Director________ Shares (Shares) of Common Stock, par value $1.50 per share (Common Stock) of the Corporation pursuant to the Viad Corp 1997 Omnibus Incentive Plan (Plan), and upon the terms and conditions, and subject to the restrictions therein and hereinafter set forth.

      2. RESTRICTIONS ON TRANSFER AND RESTRICTION PERIOD. During the period commencing on the effective date hereof (Commencement Date) and terminating 3 years thereafter (Restriction Period), the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Director, except as hereinafter provided. The Restriction Period shall lapse and full ownership of Shares will vest at the end of the Restriction Period, subject to forfeiture pursuant to paragraph 3.

      The Board of Directors (Board) shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares, prior to the expiration of the Restriction Period with respect thereto, or to remove any or all of such restrictions, whenever the Board may determine that such action is appropriate by reason of change in applicable tax or other law, or other change in circumstances.

      3. FORFEITURE AND REPAYMENT PROVISIONS.

            (a) TERMINATION OF SERVICE. Except as provided in this paragraph 3 and in paragraph 8 below or as otherwise may be determined by the Board in its absolute discretion on a case by case basis, if the Director's service ceases with the Corporation for any reason (other than termination for Cause, as defined in the Plan), full ownership of the Shares will occur upon lapse of the Restriction Period as set forth in paragraph 2 and dividends will be paid through such period, in each case on a pro-rata basis, calculated based on the percentage of time such Director served as a director of the Corporation from the Commencement Date through the date such Director ceases to be a director of the Corporation; provided, however that full ownership of the shares (versus pro rata ownership) will occur upon lapse of the Restriction Period if the Director has reached age 60 at the time of service termination and such termination of service is at least 6 months subsequent to the date of Grant.

            (b) NON-COMPETE. Unless a Change of Control (as defined in the Plan) shall have occurred after the date hereof:

                  (i) In order to better protect the goodwill of the Corporation and its Affiliates and to prevent the disclosure of the Corporation's or its Affiliates' trade secrets and confidential information and thereby help insure the long-term success of the business, Director, without prior written consent of the Corporation, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, agent, consultant, owner of more than five (5) percent of any enterprise or otherwise, for a period of two (2) years following the date of Director's termination of service with the
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Corporation in connection with the manufacture, development, advertising, promotion, design, or sale of any service or product which is the same as or similar to or competitive with any services or products of the Corporation or its Affiliates (including both existing services or products as well as services or products known to the Director, as a consequence of Director's service with the Corporation to be in development):

                        (1) with respect to which Director's work has been directly concerned at any time during the two (2) years preceding termination of service with the Corporation or one of its Affiliates, or

                        (2) with respect to which during that period of time Director, as a consequence of Director's job performance and duties, acquired knowledge of trade secrets or other confidential information of the Corporation or its Affiliates.

                  (ii) For purposes of the provisions of paragraph 3(b), it shall be conclusively presumed that Director has knowledge of information he or she was directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

                  (iii) All Shares subject to the restrictions imposed by paragraph 2 above shall be forfeited and returned to the Corporation, if Director engages in any conduct agreed to be avoided pursuant to the provisions of paragraph 3(b) at any time within two (2) years following the date of Director's termination of service with the Corporation.

                  (iv) If, at any time within two (2) years following the date of Director's termination of service with the Corporation or any of its Affiliates, Director engages in any conduct agreed to be avoided pursuant to the provisions of paragraph 3(b), then all consideration (without regard to tax effects) received directly or indirectly by Director from the sale or other disposition of all Shares which vest during the two (2) year period prior to Director's termination from service shall be paid by Director to the Corporation, or such Shares shall be returned to the Corporation. Director consents to the deduction from any amounts the Corporation or any of its Affiliates owes to Director to the extent of the amounts Director owes the Corporation hereunder.

            (c) MISCONDUCT. Unless a Change of Control shall have occurred after the date hereof:

                  (i) All consideration (without regard to tax effects) received directly or indirectly by Director from the sale or other disposition of the Shares shall be paid by Director to the Corporation or such Shares shall be returned to the Corporation, if the Corporation reasonably determines that during Director's service with the Corporation or any of its Affiliates:

                        (1) Director knowingly participated in misconduct that causes a misstatement of the financial statements of Viad or any of its Affiliates or misconduct which represents a material violation of any code of ethics of the Corporation applicable to Director or of the Always Honest compliance program or similar program of the Corporation; or

                        (2) Director was aware of and failed to report, as required by any code of ethics of the Corporation applicable to Director or by the Always Honest compliance program or similar program of the Corporation, misconduct that causes a misstatement of the financial statements of Viad or any of its Affiliates or misconduct which represents a material knowing violation of any code of


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ethics of the Corporation applicable to Director or of the Always Honest compliance program or similar program of the Corporation.

                  (ii) Director consents to the deduction from any amounts the Corporation or any of its Affiliates owes to Director to the extent of the amounts Director owes the Corporation under this paragraph 3(c).

            (d) ACTS CONTRARY TO CORPORATION. Unless a Change of Control shall have occurred after the date hereof, if the Corporation reasonably determines that at any time within two (2) years after the lapse of the Restriction Period Director has acted significantly contrary to the best interests of the Corporation, including, but not limited to, any direct or indirect intentional disparagement of the Corporation, then all consideration (without regard to tax effects) received directly or indirectly by Director from the sale or other disposition of all Shares which vest during the two (2) year period prior to the Corporation's determination shall be paid by Director to the Corporation, or such Shares shall be returned to the Corporation. Director consents to the deduction from any amounts the Corporation or any of its Affiliates owes to Director to the extent of the amounts Director owes the Corporation under this paragraph 3(d).

            (e) The Corporation's reasonable determination required under Sections 3(c)(i) and 3(d) shall be made by the Human Resources Committee of the Corporation's Board of Directors.

      4. CERTIFICATES FOR THE SHARES. The Corporation shall issue a certificate in respect of the Shares in the name of the Director, the number of Shares of which shall equal the amount of the award specified herein, and shall hold such certificate on deposit for the account of the Director until the expiration of the restrictions set forth in paragraph 2 above with respect to the Shares represented thereby. The certificate shall bear the following legend:

           The transferability of this certificate and the Shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Viad Corp 1997 Omnibus Incentive Plan and an Agreement entered into between the registered owner and Viad Corp. Copies of such Plan and Agreement are on file with the Vice President-General Counsel of Viad Corp, 1850 North Central Avenue, Suite 800, Phoenix, Arizona 85004-4545.

      The Director further agrees that simultaneously with his or her acceptance of this Agreement, he or she shall execute a stock power covering such award endorsed in blank and that he or she shall promptly deliver such stock power to the Corporation.

      5. DIRECTOR'S RIGHTS. Except as otherwise provided herein, the Director, as owner of the Shares, shall have all rights of a shareholder, including, but not limited to, the right to receive all dividends paid on the Shares and the right to vote the Shares.

      6. EXPIRATION OF RESTRICTION PERIOD. Upon the lapse or expiration of the Restriction Period with respect to any Shares, the Corporation shall redeliver to the Director the certificate in respect of such Shares (reduced as provided in paragraph 3(a) in the event service is terminated prior to lapse of the Restriction Period) and the related stock power held by the Corporation pursuant to paragraph 4 above. The Shares as to which the Restriction Period shall have lapsed or expired and which are represented by such certificate shall be free of the restrictions referred to in paragraph 2 above and such certificate shall not bear thereafter the legend provided for in paragraph 4 above.


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      To the extent permissible under applicable tax, securities, and other laws, the Corporation will permit Director to satisfy a tax withholding requirement by directing the Corporation to apply Shares to which Director is entitled as a result of termination of the Restricted Period with respect to any Shares of Restricted Stock, in such manner as the Corporation shall choose in its discretion to satisfy such requirement.

      7. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION OF CORPORATION. In the event of a change in the Common Stock through stock dividends, stock splits, recapitalization or other changes in the corporate structure of the Corporation during the Restriction Period, the number of Shares of Common Stock subject to restrictions as set forth herein shall be appropriately adjusted and the determination of the Board of Directors of the Corporation as to any such adjustments shall be final, conclusive and binding upon the Director. Any Shares of Common Stock or other securities received, as a result of the foregoing, by the Director with respect to Shares subject to the restrictions contained in paragraph 2 above also shall be subject to such restrictions and the certificate(s) or other instruments representing or evidencing such Shares or securities shall be legended and deposited with the Corporation, along with an executed stock power, in the manner provided in paragraph 4 above.

      8. EFFECT OF CHANGE IN CONTROL. In the event of a Change in Control (as defined in the Plan), the restrictions applicable to any Shares awarded hereby shall lapse, and such Shares shall be free of all restrictions and become fully vested and transferable to the full extent of the original grant.

      9. PLAN AND PLAN INTERPRETATIONS AS CONTROLLING. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. The Plan provides that the Corporation's Board of Directors may from time to time make changes therein, interpret it and establish regulations for the administration thereof. The Director, by acceptance of this Agreement, agrees to be bound by said Plan and such Board actions.

Shares may not be issued hereunder, or redelivered, whenever such issuance or redelivery would be contrary to law or the regulations of any governmental authority having jurisdiction.

IN WITNESS WHEREOF, the parties have caused this Restricted Stock Agreement to be duly executed.

Dated:  ___________, 200__    VIAD CORP

                              By:_______________________________________________
                                 ROBERT H. BOHANNON
                                 Chairman, President and Chief Executive Officer

ATTEST:

_______________________________________
Vice President-General Counsel or Assistant Secretary

THIS RESTRICTED STOCK AGREEMENT SHALL BE EFFECTIVE ONLY UPON EXECUTION BY DIRECTOR AND DELIVERY TO AND RECEIPT BY THE CORPORATION.

                              ACCEPTED:

                              __________________________________________________
                              Director


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